EXHIBIT 32.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby certifies with respect to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2009 as filed with the Securities and Exchange Commission (the “10-Q Report”) that to his knowledge:
(1)	the 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 30, 2009	/s/ Robert J. Keegan

Robert J. Keegan, President and Chief Executive Officer of The Goodyear Tire & Rubber Company

Dated: July 30, 2009	/s/ Darren R. Wells

Darren R. Wells, Executive Vice President and Chief Financial Officer of The Goodyear Tire & Rubber Company